Exhibit 10.55

September 29, 2016

BY FACSIMILE AND FEDEX

Amgen Inc.

One Amgen Center Drive

Thousand Oaks, CA 91320-1799

Attention: Corporate Secretary (Fax: (805) 447-1010)

Re:Waiver of Rights Under SPA and Promissory Note

Ladies and Gentlemen:

Reference is made herein to that certain (i) Securities Purchase Agreement (the “SPA”), dated as of February 22, 2016, by and among Unilife Corporation (“Unilife”), Unilife Medical Solutions, Inc. (“UMS”) and Amgen Inc. (“Amgen”); and (ii) 6% Senior Secured Convertible Note Due 2023, dated as of February 22, 2016, issued by Unilife and UMS to Amgen in the aggregate principal amount of U.S. $30,0000,000 (the “2016 Note”). Capitalized terms used herein but otherwise not defined shall have the meanings ascribed to such terms in the SPA.

As you are aware, Unilife failed to timely file with the U.S. Securities and Exchange Commission (the “Commission”) its Quarterly Report on Form 10-Q for the quarter ended March 30, 2016 (the “Form 10-Q”) and its Form 10-K for the year ended June 30, 2016 (the “Form 10-K” and together with the Form 10-Q, the “Securities Filings”), which were due to be filed with the Commission on May 10, 2016 and September 13, 2016, respectively.

Unilife is currently in the process of preparing the Securities Filings and, as noted in Unilife’s Current Report on Form 8-K filed with the Commission on September 14, 2016, the Company intends to file the Securities Filings with the Commission concurrently on or prior to November 7, 2016 (the “Filing Deadline Date”).

Pursuant to Section 6.3 of the SPA, until the date on which Amgen shall have sold all the Conversion Shares and none of the Notes are outstanding, Unilife is required to (i) timely file all reports required to be filed with the Commission pursuant to the Exchange Act or the rules and regulations thereunder and (ii) not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend the Company’s reporting and filing obligations under the Exchange Act or Securities Act, (iii) take all actions necessary to maintain its eligibility to register the Conversion Shares for resale by the Purchaser on Form S-3, and (iv) use its commercially reasonable efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act with respect to its Common Stock.

Amgen ref. no. 2016740784	Unilife Corporation
250 Cross Farm Lane, York, PA 17406 T + 1 717 384 3400 F + 717 384 3401 E info@unilife.com W www.unilife.com

In addition, pursuant to Section 4(a)(viii) of the 2016 Note, an “Event of Default” (as defined in the 2016 Note) will have occurred in the event that Unilife materially breaches any covenant or other term or condition in the SPA and such material breach continues for a period of at least ten (10) consecutive Business Days (as defined in the 2016 Note) after written notice thereof is received by Unilife from Amgen.

By countersigning this letter agreement, (i) until 11:59 p.m. New York City time on July 1, 2017, Amgen waives any and all rights whatsoever that Amgen has or may have under the Transaction Documents to declare an "Event of Default" under the 2016 Note as a result of Unilife's failure to timely file the Securities Filings with the Commission; and (ii) Amgen acknowledges and agrees that the filing by Unilife of the Securities Filings with the Commission shall cure any breach of Section 6.3 of the SPA as a result of Unilife's failure to timely file the Securities Filings with the Commission.

Very yours truly,

UNILIFE CORPORATION

By:	/s/ John Ryan
Name:	John Ryan
Title:	President and Chief Executive Officer

UNILIFE MEDICAL SOLUTIONS

By:	/s/ John Ryan
Name:	John Ryan
Title:	President and Chief Executive Officer

CONFIRMED AND AGREED TO:

AMGEN INC.

By:	/s/ David Piacquad
Name:	David Piacquad
Title:	Senior Vice President, Business Development

Amgen ref no. 2016740784